UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2018

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 8, 2018, Triumph Group, Inc. (the "Company") and MaryLou Thomas, the Company's former Executive Vice President, Aerospace Structures, and a named executive officer, agreed to the terms of Ms. Thomas' separation from the Company. In connection with her departure, the Company and Ms. Thomas entered into a separation letter.
Pursuant to the separation letter, Ms. Thomas will receive a cash payment in the aggregate amount of $385,000 (less withholding and other customary payroll deductions), which represents 12 months of her base salary, and an additional severance payment of $478,000 (less withholding and other customary payroll deductions). The severance letter also provides for continuation of certain health benefits and a relocation allowance of $150,000, as well as a forfeiture of unvested equity awards. The separation agreement contains release of employment-related claims, nondisparagement covenants, confidentiality and non-disclosure restrictions and non-competition and non-solicitation provisions.
A copy of the separation letter is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02. The foregoing description of the separation letter is intended only as a summary and is qualified in its entirety by reference to the full text of the separation letter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Separation Letter by and between Triumph Group, Inc. and MaryLou Thomas

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2018                    TRIUMPH GROUP, INC.

By: /s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary